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                                                                   EXHIBIT 99.1:

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer of Mobility Electronics, Inc. (the "Company"), certifies that, to his knowledge on the date of this certification:

         1. The quarterly report of the Company for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


May 15, 2003                           /s/ Charles R. Mollo
                                       -----------------------------------------
                                       Charles R. Mollo
                                       President and Chief Executive Officer